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                                                                    EXHIBIT 16.3


May 13, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the first six paragraphs of Item 4 included in Amendment No. 2 to the Current Report on Form 8-K dated May 10, 2002, of Merrimac Industries, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



                                                Very truly yours,

                                                /s/ Arthur Andersen LLP
                                                ------------------------------
                                                ARTHUR ANDERSEN LLP

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